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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Lightbridge, Inc. on Form S-8 of our report dated February 4, 1997 (except for Note 2 "Recent Accounting Pronouncement," and Note 4, as to which the dates are March 5, 1997) appearing in the Annual Report on Form 10-K of Lightbridge, Inc. for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP

Boston, Massachusetts
November 7, 1997